SCHEDULE A

                                     FUNDS

                                                                        ANNUAL RATE OF
                                                                      AVERAGE DAILY NET
                        NAME OF FUND                                        ASSETS               EFFECTIVE DATE
                       --------------                               ---------------------      ------------------
First Trust Dow Jones Select MicroCap Index(SM) Fund                        0.50%               December 6, 2010
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund                  0.30%              December 20, 2010
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                        0.40%               December 6, 2010
First Trust NASDAQ-100-Technology Sector Index(SM) Fund                     0.40%               December 6, 2010
First Trust US IPO Index Fund                                               0.40%                January 3, 2011
First Trust NYSE Arca Biotechnology Index Fund                              0.40%                January 3, 2011
First Trust Capital Strength ETF                                            0.50%                January 3, 2011
First Trust Dow Jones Internet Index(SM) Fund                               0.40%               December 6, 2010
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund                  0.40%               December 6, 2010
First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund                 0.40%                January 3, 2011
First Trust Total US Market AlphaDEX ETF                                    0.50%               December 6, 2010
   (fka First Trust Value Line(R) Equity Allocation Index Fund)
First Trust Value Line(R) Dividend Index Fund                               0.50%                January 3, 2011
First Trust S&P REIT Index Fund                                             0.30%               December 6, 2010
First Trust ISE-Revere Natural Gas Index Fund                               0.40%               January 20, 2011
First Trust ISE Water Index Fund                                            0.40%               December 6, 2010
First Trust ISE Chindia Index Fund                                          0.40%                January 3, 2011
First Trust Value Line(R) 100 Exchange-Traded Fund                          0.50%                January 3, 2011
First Trust NASDAQ(R) ABA Community Bank Index Fund                         0.40%                January 3, 2011




Updated January 6, 2015